                                                                                                         Exhibit 12
                                                                                                         ----------

                                          STATEMENT REGARDING COMPUTATION
                                           OF EARNINGS TO FIXED CHARGES


                                                   Twelve
                                                Weeks Ended                     Year Ended December 31,
                                                  3/23/02        2001         2000         1999         1998         1997
                                                 --------      --------     --------     --------     --------     --------
                                                                          (Dollars in 000's)
EARNINGS
Pretax income from continuing operations         $ (2,905)     $ 53,167     $ 98,284     $ 79,745     $ 45,413     $ 60,656
Add:  Fixed charges                                 6,693         6,007        3,115        2,833        2,375        2,991
                                                 --------      --------     --------     --------     --------     --------
                                                    3,788        59,174      101,399       82,578       47,788       63,647

FIXED CHARGES
Interest expense                                    5,464         2,755          341          716          937        2,076
Amortization of deferred financing fees               467           156         --           --           --           --
Interest expense component of rent expense            762         3,096        2,774        2,117        1,438          915
                                                 --------      --------     --------     --------     --------     --------
                                                    6,693         6,007        3,115        2,833        2,375        2,991

RATIO OF EARNINGS TO FIXED CHARGES                   0.6x          9.9x        32.6x        29.2x        20.1x        21.3x




Ratio of earnings to fixed charges is calculated by dividing the sum of income before income tax expense and fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of capitalized expenses relating to indebtedness and interest expense included in rental payments.